Exhibit 99.1

Kronos Bio Reports Recent Business Progress and Fourth Quarter and Full Year 2020 Financial Results

Positive End-of-Phase 2 meeting with the FDA for entospletinib in newly diagnosed NPM1-mutated acute myeloid leukemia

First patient dosed in Phase 1/2 trial of KB-0742, an oral CDK9 inhibitor targeting MYC-amplified cancers

$462.1 million in cash, cash equivalents and investments as of December 31, 2020

San Mateo, Calif., and Cambridge, Mass., March 23, 2021 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and fourth quarter and full year 2020 financial results.

“2020 was a transformational year for Kronos Bio, during which we made our debut as a public company through an upsized IPO and acquired a portfolio of SYK inhibitors, including the lead compound entospletinib, currently in late-stage clinical development. We also hired key talent to execute on our company’s vision and advanced the clinical development of our two lead therapeutic programs,” said Norbert Bischofberger, Ph.D., president and CEO. “Thus far in 2021, we have continued to successfully carry out our plans, including proceeding to assess MRD negative CR as the primary endpoint in our Phase 3 trial to support potential accelerated approval of entospletinib. We also dosed the first patient in our Phase 1/2 trial of KB-0742, our oral CDK9 inhibitor targeting MYC-amplified cancers, and expect to report initial safety, PK and PD data from this trial in the fourth quarter of this year. We have put together the pieces necessary for the foundation of a successful company, and I expect 2021 to be a year of important clinical execution for our company.”

2020 and Recent Clinical and Business Highlights

Clinical Highlights
•In March 2021, announced that data from a pre-clinical study of KB-0742 will be presented at the American Association for Cancer Research (AACR) Annual Meeting 2021, being held virtually April 10-15.

•In March 2021, following receipt of minutes from its End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA), announced that the company will proceed with its plan to assess measurable residual disease (MRD) negative complete response (CR) as the primary endpoint in a registrational Phase 3 trial to support potential accelerated approval of entospletinib, an investigational spleen tyrosine kinase (SYK) inhibitor being developed for the frontline treatment of patients with NPM1-mutated acute myeloid leukemia. The company plans to initiate the Phase 3 trial in mid-2021, with MRD negative CR data expected in the second half of 2023.

•In February 2021, announced that the first patient was dosed in the company’s Phase 1/2 clinical trial of KB-0742, the company’s potent oral, highly selective cyclin dependent kinase 9 (CDK9) inhibitor being developed to treat MYC-amplified solid tumors. The company announced FDA clearance of the Investigational New Drug (IND) application for KB-0742 in December 2020. Initial safety, PK and PD data from the dose-escalation stage of the Phase 1/2 study is expected in the fourth quarter of this year, with data from the study’s expansion cohorts expected in 2022.

•In October 2020, published in Cell Chemical Biology the results of a preclinical study of KB-0742. These results were previously presented at the AACR Virtual Annual Meeting II in June 2020.

Exhibit 99.1

•In July 2020, acquired a portfolio of SYK inhibitors from Gilead Sciences. The portfolio includes the clinical stage compounds entospletinib, which has been evaluated in Phase 1 and Phase 2 clinical trials in oncology patients, and lanraplenib, which has been evaluated in Phase 2 clinical trials in patients with autoimmune diseases.

Business Highlights
•In October 2020, completed an upsized initial public offering (IPO) of 15,131,579 shares of common stock, including full exercise of the underwriters’ option to purchase additional shares, resulting in gross proceeds of $287.5 million, before deducting underwriting discounts and commissions and offering expenses. This followed a $155.2 million private financing in August 2020.

•Announced the appointments of Marianne De Backer, Ph.D., MBA, and Elena Ridloff, CFA, to the company’s board of directors.

•Expanded the company’s executive leadership team with the hiring of Christopher Dinsmore, Ph.D., chief scientific officer; Barbara Kosacz, chief operating officer and general counsel; Yasir Al-Wakeel, BM BCh, chief financial officer and head of corporate development; and Pasit Phiasivongsa, Ph.D., senior vice president, pharmaceutical development and manufacturing.

Fourth Quarter and Year End 2020 Financial Highlights

•Cash, Cash Equivalents and Investments: As of December 31, 2020, cash, cash equivalents and investments totaled $462.1 million, which includes $263.7 million in net proceeds from the company’s October 2020 upsized IPO.

•R&D Expenses: Research and development expenses were $13.1 million for the fourth quarter of 2020, which includes $0.8 million in non-cash stock-based compensation expense. For the full year of 2020, R&D expenses were $43.3 million, which includes $6.6 million in acquisition costs for the SYK inhibitor portfolio, $2.6 million for its new research facility in Cambridge, Massachusetts, and $1.4 million in non-cash stock-based compensation.

•G&A Expenses: General and administrative expenses were $8.0 million for the fourth quarter of 2020, which includes $1.2 million in non-cash stock-based compensation expense. For the full year of 2020, G&A expenses were $14.8 million, which includes $2.4 million in non-cash stock-based compensation.

•Net Loss: Net loss for the fourth quarter was $33.2 million, or $0.70 per share, including non-cash stock-based compensation of $2.0 million. For the full year of 2020, the Company’s net loss was $88.4 million, or $5.43 per share, including non-cash stock-based compensation expense of $3.8 million.

Exhibit 99.1
About Kronos Bio, Inc.
Kronos Bio is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing therapies that seek to transform the lives of those affected by cancer. The company focuses on targeting dysregulated transcription factors and the regulatory networks within cells that drive cancerous growth. Kronos Bio’s lead investigational therapy is entospletinib, a selective inhibitor targeting spleen tyrosine kinase (SYK) in development for the frontline treatment of NPM1-mutated acute myeloid leukemia (AML). The company is also developing KB-0742, an oral inhibitor of cyclin dependent kinase 9 (CDK9), for the treatment of MYC-amplified solid tumors.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, implied and express statements regarding intentions, beliefs, projections, outlook analyses or current expectations concerning, among other things: our expectations about timing and execution of anticipated milestones, including initiation of clinical trials and the availability of clinical data from such trials, and the ability of our lead product candidates to treat the underlying causes of their respective targets. These forward looking statements may be accompanied by words such as “will,” “assess,” “support,” “target,” “expect,” “proceed,” “potential,” “plan,” “seek,” “expected,” “planned” and other words of a similar meaning. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates, including, but not limited to entospletinib and KB-0742; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission (SEC) on November 18, 2020, as well as discussions of potential risks, uncertainties and other important factors in Kronos Bio’s subsequent filings with the SEC. In addition, any forward-looking statements represent Kronos Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Kronos Bio explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Kronos Bio, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating expenses:
Research and development	$13,125	$4,748	$43,250	$13,446
General and administrative	7,963	1,108	14,794	3,370
Total operating expenses	21,088	5,856	58,044	16,816
Loss from operations	(21,088)	(5,856)	(58,044)	(16,816)
Other income (expense), net:
Change in fair value of convertible notes payable	(12,193)	—	(27,408)	—
Interest expense	—	—	(3,890)	(3)
Interest and other income, net	124	391	898	702
Total other income (expense), net	(12,069)	391	(30,400)	699
Net loss	(33,157)	(5,465)	(88,444)	(16,117)
Other comprehensive income (loss):
Net unrealized loss on available-for-sale securities	(66)	(18)	(1)	(18)
Net comprehensive loss	$(33,223)	$(5,483)	$(88,445)	$(16,135)
Net loss per share, basic and diluted	$(0.70)	$(0.99)	$(5.43)	$(3.05)
Weighted-average number of shares used to compute net loss per share, basic and diluted	47,224,523	5,522,271	16,277,247	5,278,748

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	December 31, 2020	December 31, 2019
Cash, cash equivalents and investments	$462,062	$96,946
Total assets	511,964	102,686
Total liabilities	46,445	2,982
Convertible preferred stock	—	122,907
Total stockholders’ equity (deficit)	465,519	(23,203)

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Contact:
Stephanie Yao
Executive Director, Investor Relations and Corporate Communications
650-525-6605
media@kronosbio.com

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Sheryl Seapy
Real Chemistry
949-903-4750
sseapy@realchemistry.com